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                                                                  EXHIBIT 23 (b)

The Board of Directors
American Dental Partners, Inc.:

   We consent to the use of our report on the consolidated financial statements of American Dental Partners, Inc. as of December 31, 1997 and 1998 and for each of the years in the three-year period ended December 31, 1998 dated February 12, 1999 included herein and to the reference to our firm under the headings "Selected Historical Consolidated Financial Data" and "Experts" in the prospectus.

                                  /s/ KPMG LLP

Boston, Massachusetts
May 20, 1999